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                                                                     EXHIBIT 5.1


                                 April 26, 2002


Board of Directors
Spartech Corporation
120 South Central Avenue, Suite 1700
Clayton, Missouri 63105

Gentlemen:

         In our capacity as counsel for Spartech Corporation, a Delaware corporation (the "Company"), we have examined the Registration Statement on Form S-3 (File No. 333-84202) as filed with the Securities and Exchange Commission (the "Commission") on March 12, 2002 under the Securities Act of 1933, as amended, and Pre-Effective Amendment No. 1 to the Registration Statement as filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement") relating to up to 9,487,500 shares of Common Stock, par value $0.75 per share (the "Company Common Stock"), to be offered by the Company and certain of its stockholders (the "Selling Stockholders") to the public pursuant to such Registration Statement, 1,237,500 shares of which may be offered in connection with the exercise by the Underwriters of certain over-allotment options. In this connection, we have examined such records, documents and proceedings as we deem relevant and necessary as a basis for the opinion expressed herein.

         Upon the basis of the foregoing, we are of the opinion that:

         1. The shares of Company Common Stock referred to above to be sold by the Company, when sold to the Underwriters, will be duly and validly authorized and issued and will be fully paid and non-assessable shares of the Company; and

         2. The shares of Company Common Stock referred to above to be sold by the Selling Stockholders have been duly and validly authorized, issued, and fully paid and non-assessable shares of the Company.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In addition, we consent to the inclusion of the statements made in reference to our firm under the caption "Validity of Shares" in the prospectus which is a part of the Registration Statement.

                                                Very truly yours,

                                                ARMSTRONG TEASDALE LLP